EXHIBIT 23



                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-17030) pertaining to the 1986 Stock Option Plan of Duramed Pharmaceuticals, Inc., and in the Registration Statements (Forms S-8 No. 33-68474, No. 33-24122, and No. 33-30716) pertaining to the 1988 Stock Option Plan of Duramed Pharmaceuticals, Inc. and in the Registration Statement (Forms S-3 No. 33-684746) pertaining to the stock option plan for non-employee directors and in the Registration Statements (Forms S-3 No. 33-87948, and No. 33-64561) and in the related Prospectus of our report dated March 27, 1996 with respect to the consolidated financial statements and schedule of Duramed Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1995.



                                                Ernst & Young LLP

                                                ERNST & YOUNG LLP


Cincinnati, Ohio
April 29, 1996